Exhibit 10.18

AMENDMENT NO. 4 TO AMENDED AND RESTATED
RECEIVABLES TRANSFER AGREEMENT

AMENDMENT NO. 4 TO AMENDED AND RESTATED RECEIVABLES TRANSFER AGREEMENT (as amended, supplemented or otherwise modified and in effect from time to time, this “Amendment”), dated as of November 26, 2014, is entered into by and among TSPC, INC., a Nevada corporation, as transferor (in such capacity, the “Transferor”), TRIMAS CORPORATION, a Delaware corporation, as collection agent (in such capacity, the “Collection Agent”), TRIMAS COMPANY, LLC, a Delaware limited liability company, as guarantor (in such capacity, the “Guarantor”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, successor by merger to Wachovia Bank, National Association, individually (in such capacity, the sole “Purchaser”), as letter of credit issuer (in such capacity, together with its successors in such capacity, the “LC Issuer”) and as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”). Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the parties hereto have entered into that certain Amended and Restated Receivables Transfer Agreement dated as of September 15, 2011, as amended by Amendment No. 1 to the Amended and Restated Receivables Transfer Agreement dated as of June 29, 2012, Amendment No. 2 to the Amended and Restated Receivables Transfer Agreement dated as of December 17, 2012 and Amendment No. 3 to the Amended and Restated Receivables Transfer Agreement dated as of April 17, 2014 (as amended, amended and restated, or otherwise modified from time to time, the “Agreement”); and

WHEREAS, the parties wish to amend the Agreement on the terms and conditions hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and among the parties as follows:

1.Amendments. Effective as of November 1, 2014 (the “Effective Date”):

1.1	Section 3.01(q) of the Agreement is hereby amended and restated in its entirety to read as follows:

(q) Not an Investment Company or Covered Fund. The Transferor is not, nor is it controlled by, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or is exempt from Section 13 of the U.S. Bank Holding Company Act of 1956, as amended (the “Volcker Rule”), and the applicable rules and regulations thereunder. The Transferor is not (i) a “covered fund” under the Volcker Rule or (ii) after giving effect to the transactions contemplated hereby, required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or any successor statute. In determining that the Transferor is not a covered fund, the Transferor either does not rely solely on the exemption from the definition of “investment company” set forth in Section 3(c)(1) and/or 3(c)(7) of the Investment Company Act of 1940 or is entitled to the benefit of the exclusion for loan securitizations in the Volcker Rule under 17 C.F.R. 75.10(c)(8).

1.2	Schedule A to the Agreement is hereby amended to amend and restate in their entirety the definitions of the following terms to read, respectively, as follows:

“Concentration Limit” shall mean, on any day:

(a)	in relation to all Eligible Foreign Receivables, 15% of total Eligible Receivables;

(b)
in relation to all Eligible Receivables as to which the Obligor is not a resident of the United States, a U.S. territory or an Approved Foreign Country, 2.5% of the aggregate Outstanding Balance of all Receivables; and

(c)
in relation to the aggregate Outstanding Balance of Receivables owed by any single Obligor and its Affiliates (if any), the applicable concentration limit for Obligors who have short term unsecured debt ratings currently assigned to them by S&P and Moody’s (or in the absence thereof, the equivalent long term unsecured senior debt ratings), the applicable Concentration Limit shall be determined according to the following table:

S&P Short-Term Rating	Moody’s Short-Term Rating	S&P Long-Term Rating	Moody’s Long-Term Rating	Allowable % of Eligible Receivables
A-1+	P-1	AA- or better	A2 or better	12%
A-1	P-1	A	A-2 or better	10%
A-2	P-2	BBB+	Baa1	8%
A-3	P-3	BBB-	Baa3	6%
Below A-3 or Not Rated by either S&P or Moody’s	Below P-3 or Not Rated by either S&P or Moody’s	Below BBB- or Not Rated by either S&P or Moody’s	Below Baa3 or Not Rated by either S&P or Moody’s	4%
; provided, however, that (i) if any obligor has a split rating, the applicable rating will be the lower of the two, and (ii) if any obligor is not rated by either

S&P or Moody’s, the applicable Obligor Concentration Limit shall be the one set forth in the last line of the table above.
“Dilution Horizon Ratio” shall mean, as of any Cut-off Date, a ratio (expressed as a decimal), computed by dividing (a) the aggregate sales generated by the Sellers during the two (2) consecutive Calculation Periods (or such other period as the Administrative Agent may determine based on a Review) ending on such Cut-Off Date, by (b) the Net Receivables Balance as of such Cut-Off Date.
“Eligible Receivable” shall mean, at any time, any Receivable:
(1)    which has been originated by any Seller and subsequently sold to the Transferor pursuant to (and in accordance with) the Receivables Purchase Agreement, and to which the Transferor has good title thereto, free and clear of all Adverse Claims other than those imposed in connection with, or permitted by, the Transaction Documents and Liens for taxes, assessments or other governmental charges payable by the Transferor that are not yet due and payable;
(2)    which (together with the Collections and Related Security related thereto) has been the subject of either (A) a valid transfer and assignment from the Transferor to the Administrative Agent, on behalf of the Purchasers and the LC Issuer, of all of the Transferor’s right, title and interest therein or (B) the grant of a first priority perfected security interest therein (and in the Collections and Related Security related thereto) in favor of the Administrative Agent, on behalf of the Purchasers and the LC Issuer, in each case effective until termination of the Receivables Transfer Agreement.
(3)    the Obligor of which is (A) a Designated Obligor at the time of the initial creation of an interest therein under the Receivables Transfer Agreement, (B) not an Official Body or an Affiliate of any of the parties to the Receivables Transfer Agreement, (C) not the subject of an Event of Bankruptcy, and (D) an Eligible Obligor;
(4)    which is not a Delinquent Receivable or a Defaulted Receivable;
(5)    (A) which arises pursuant to a Contract with respect to which the Seller has performed all obligations required to be performed by it thereunder, including, without limitation, shipment of the merchandise and/or the performance of the services purchased thereunder; (B) which has been billed, and (c) which, on the date of determination, is due and payable within 60 days of the original due date therefor in accordance with the terms of the applicable Contract;
(6)    as to which the Obligor is not required to pay cash on delivery or cash in advance;

(7)    which is (A) an “account” within the meaning of Section 9-102(a)(2) of the Relevant UCC, or (B) a “payment intangible” within the meaning of Section 9-102(a)(61) of such Relevant UCC;
(8)    which is denominated and payable only in United States dollars in the United States;
(9)    which arises under a Contract that, together with the Receivable related thereto, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms and is not subject to any litigation, dispute, offset, counterclaim or other defense other than unexpired volume or pricing discounts or rebates to which the obligor thereon may be entitled, provided that only such portion of such receivable subject to any such dispute, offset, counterclaim or defense shall be deemed ineligible under this criterion;
(10)    which, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation in any material respect;
(11)    which (A) satisfies in all material respects all applicable requirements of the Credit and Collection Policy, (B) is assignable without the consent of, or notice to, the Obligor thereunder, and (C) complies at the time of the initial creation of an interest therein under the Receivables Transfer Agreement with such other reasonable criteria and requirements as the Administrative Agent and the Required Purchasers have then specified to the Transferor following five (5) days’ notice;
(12)    which was originated in the ordinary course of the applicable Seller’s business or acquired from an originator approved by the Administrative Agent and the Required Purchasers which approval shall not be unreasonably withheld;
(13)    the Obligor of which has been directed to make all payments to a specified account of the Transferor with respect to which there shall be a Lock-Box Agreement in effect;
(14)    the assignment of which under the Receivables Purchase Agreement by the Seller to the Transferor and the assignment of which under the Receivables Transfer Agreement by the Transferor to the Purchasers does not violate, conflict with or contravene any applicable laws, rules, regulations, orders or writs or any contractual or other restriction, limitation or encumbrance and does not require the consent of any Person;

(15)    which has not been compromised, adjusted or modified (including by the extension of time for payment or the granting of any discounts, allowances or credits), provided that only such portion of such receivable that has been so compromised, adjusted or modified shall be deemed ineligible pursuant to this criterion; and
(16)    which does not arise under a Contract that has been rewritten.
“Fee Letter” shall mean the Third Amended and Restated Fee Letter dated November 26, 2014, among the Transferor, the LC Issuer, and the Administrative Agent, for the benefit and on behalf of the Purchasers and the LC Issuer, with respect to the Fees and LC Fees to be paid by the Transferor under the Transaction Documents, as amended, supplemented or otherwise modified and in effect from time to time.

1.3	Exhibit C to the Agreement is hereby amended and restated in its entirety to read as set forth in Annex I to this Amendment.

2.Representations and Warranties. In order to induce the Administrative Agent, the LC Issuer and the sole Purchaser to enter into this Amendment, each of the Transferor, the Guarantor and the Collection Agent (each, a “Transferor Party”) hereby represents and warrants to the Administrative Agent, the LC Issuer and the sole Purchaser as follows:

(a)Entity and Governmental Authorization; Contravention. The execution, delivery and performance by such Transferor Party of this Amendment are within its corporate or limited liability company powers, as the case may be, have been duly authorized by all necessary corporate or limited liability company action, as applicable, require no action by or in respect of, or filing with, any Official Body or official thereof, and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation or of the Certificate of Incorporation or the By-Laws (or other organizational documents) of such Transferor Party, or of any agreement, judgment, injunction, order, writ, decree or other instrument binding upon such Transferor Party, or result in the creation or imposition of any Adverse Claim on the assets of such Transferor Party (except those created by the Agreement).

(b)Binding Effect. The Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligation of such Transferor Party, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the rights of creditors and general equitable principles (whether considered in a proceeding in equity or at law).

(c)Consents, Licenses, Approvals, Etc. No consents, including, without limitation, consents under loan agreements and indentures to which such Transferor Party is a party), licenses or approvals are required in connection with the execution, delivery and performance by such Transferor Party of this Amendment, or the validity and enforceability against such Transferor Party of this Amendment, except such consents, licenses and approvals as have already been obtained and that remain in full force and effect on the date hereof.

3.Conditions Precedent. This Amendment shall become effective when each of the following conditions precedent has been satisfied:

(a)    The Administrative Agent shall have received counterparts of this Amendment, duly executed by each of the parties hereto;
(b)    The Administrative Agent shall have received counterparts of a third amended and restated Fee Letter, duly executed by each of the parties thereto;
(c)    The Administrative Agent’s counsel shall have received payment in full of its reasonable fees and disbursements in connection with the preparation, negotiation, and closing of this Amendment and the other documents required to be delivered to it hereunder; and
(d)    Each of the representations and warranties contained in Section 2 of this Amendment shall be true and correct in all material respects, it being understood that the foregoing materiality qualifier shall not apply to any representation that itself contains a materiality threshold.
4.Miscellaneous.

4.1.    This Amendment shall be governed by and construed in accordance with the laws of the State of New York.
4.2.    Each of the parties hereto hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in The City of New York for purposes of all legal proceedings arising out of or relating to this Amendment or the transactions contemplated hereby. Each of the parties hereto hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Section 4.2 shall affect the right of any party hereto to bring any action or proceeding against any party hereto or its respective properties in the courts of other jurisdictions.
4.3.    This Amendment may be executed in two or more counterparts thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment to the fullest extent permitted by applicable law.

4.4.    This Amendment will inure to the benefit of and be binding upon the parties hereto and their respective successors, transferees and permitted assigns.
4.5.    The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.
4.6.    Each of the parties hereto hereby waives any right to have a jury participate in resolving any dispute, whether sounding in contract, tort or otherwise among any of them arising out of, connected with, relating to or incidental to the relationship between them in connection with this Amendment. The provisions of this Section shall be continuing and shall survive any termination of the Agreement as amended hereby.
4.7.    By its signature below, the Guarantor hereby confirms that its Limited Guaranty set forth in Article IX of the Agreement remains in full force and effect as of the date hereof.
<Signature pages follow>

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.
TSPC, INC., as Transferor

By: /s/ Robert J. Zalupski
Name: Robert J. Zalupski
Title: Vice President and Treasurer

TRIMAS CORPORATION, individually, as
Collection Agent

By: /s/ Robert J. Zalupski
Name: Robert J. Zalupski
Title: VP Finance, Corporate Development and Treasurer
TRIMAS COMPANY, LLC, individually, as
Guarantor

By: /s/ Robert J. Zalupski
Name: Robert J. Zalupski
Title: Vice President and Treasurer
WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Purchaser, as LC Issuer and as Administrative Agent

By: /s/ Ryan C. Tozier
Name: Ryan C. Tozier
Title:     Vice President

ANNEX I

EXHIBIT C
FISCAL MONTHS

FY 2014

Month	Fiscal Month End Dates
January	2/2/2014
February	3/2/2014
March	3/31/2014
April	5/4/2014
May	6/1/2014
June	6/30/2014
July	8/3/2014
August	8/31/2014
September	9/30/2014
October	11/2/2014
November	11/30/2014
December	12/31/2014

FY 2015

Month	Fiscal Month End Dates
January	2/1/2015
February	3/1/2015
March	3/31/2015
April	5/3/2015
May	5/31/2015
June	6/30/2015
July	8/2/2015
August	8/30/2015
September	9/30/2015
October	11/1/2015
November	11/29/2015
December	12/31/2015